Exhibit 99.1

Contacts:

Dov A. Goldstein, M.D.	Hala Bashir	E. Blair Schoeb
Vicuron Pharmaceuticals Inc.	WeissCom Partners	Burns McClellan Inc.
610-205-2312	212-204-2080	212-213-0006

dgoldstein@vicuron.com	hala@weisscom.net	bschoeb@ny.burnsmc.com

VICURON ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS

KING OF PRUSSIA, Pa., March 11, 2004—Vicuron Pharmaceuticals Inc. (Nasdaq and Nuovo Mercato: MICU) today reported financial results for the fourth quarter and year ended December 31, 2003.

“In 2003, Vicuron moved aggressively toward our goal of commercializing important new products for the hospital market. We filed marketing applications for anidulafungin in the US and Europe and moved our second product, dalbavancin into Phase III clinical trials,” said George F. Horner III, Vicuron’s president and chief executive officer. “In addition, our merger with Biosearch Italia better positions us to develop and commercialize our anti-infective portfolio in the US and Europe. In 2004, Vicuron is focused on building and deploying our sales and marketing engine to launch anidulafungin upon FDA approval.”

Fourth Quarter 2003 Financial Results

For the fourth quarter of 2003, total revenues were $2.8 million compared to $1.5 million on a stand-alone basis for Versicor in the fourth quarter of 2002. Total operating expenses were $25.5 million for the fourth quarter of 2003 compared to $14.9 million on a stand-alone basis for Versicor for the fourth quarter of 2002. The net loss was $22.2 million, or a loss of $0.41 per share based on 53.9 million weighted average shares outstanding for the fourth quarter of 2003. This compares to a net loss of $13.1 million or a loss of $0.50 per share based on 26.4 million weighted average shares outstanding on a stand-alone basis for the fourth quarter of 2002.

Full Year 2003 Financial Results

For the fiscal year 2003, total revenues were $9.6 million compared to $6.3 million on a stand-alone basis for Versicor in the fiscal year 2002. The increase in revenues was due largely to the achievement of additional milestones in the Novartis collaboration and recognition of Biosearch Italia grant revenues. Total operating expenses were $186 million for 2003 compared to $56.4 million for 2002. The increase in operating expenses in 2003 includes a one-time non-cash write-off of acquired in-process research and development of $94.5 million resulting from the merger of Versicor with Biosearch Italia, increasing expenses associated with progress in clinical development and the addition of Biosearch Italia operations.

The net loss for the 2003 fiscal year was $174.1 million, or a loss per share of $3.69 on 47.2 million weighted average shares outstanding. This compares to a net loss for the 2002 fiscal year of $48.8 million, or a loss per share of $1.91 on 25.5 million weighted average shares outstanding. At December 31, 2003, cash, cash equivalents and short-term investments totaled approximately $166.2 million.

For the 2004 fiscal year, Vicuron anticipates a net loss of $94 – $99 million.

Recent Milestones and Progress Highlights

•	Announced Phase II data demonstrating dalbavancin is superior to vancomycin in difficult to treat blood stream infections

•	Filed anidulafungin U.S. New Drug Application (NDA) and European EMEA application

•	Initiated Phase III head-to-head trial of dalbavancin versus vancomycin, the current standard of care, in skin and soft tissue infections

•	Raised $83.1 million in cash through public offering of six million shares of common stock

•	Added senior management in sales and marketing to spearhead anidulafungin launch

•	Achieved milestone as Novartis moved innovative peptide deformylase inhibitors for community based bacterial infections into Phase I

About Vicuron

Vicuron Pharmaceuticals is a biopharmaceutical company focused on discovering, developing, manufacturing and commercializing vital medicine for seriously ill patients in North America and Europe. The company has filed a New Drug Application with the U.S. Food and Drug Administration for its lead product, anidulafungin, a novel antifungal agent. The company’s other lead product, dalbavancin, a novel intravenous antibiotic for the treatment of serious Gram-positive infections, is in Phase III clinical trials. The company’s versatile research engine integrates industry-leading expertise in functional genomics, natural products discovery, mechanism-based drug design and combinatorial and medicinal chemistry. These approaches are yielding promising novel and next-generation compounds, many of which are in the later stages of preclinical development. In addition, the company has research and development collaborations with leading pharmaceutical companies, such as Pfizer and Novartis.

Forward-Looking Statements

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Vicuron’s control. Vicuron faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including the possibilities that clinical trials and the results thereof might be delayed, that the timing of the filing of any new drug application might be delayed, that subsequent clinical trials might indicate that a product candidate is unsafe or ineffective, that any filed new drug application may not be approved, that ongoing proprietary and collaborative research might not occur or yield useful results, that a third party may not be willing to license our product candidates on terms acceptable to us or at all, that competitors might develop superior substitutes for their products or market them more effectively, that a sales force may not be developed as contemplated and that one or more of its product candidates may not be commercialized successfully. The reports that Vicuron files with the U.S. Securities and Exchange Commission contain a fuller description of these and many other risks to which Vicuron is subject. Because of those risks, Vicuron’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statement. The information set forth in this news release represents management’s current expectations and intentions. Vicuron assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

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VICURON PHARMACEUTICALS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Revenues:
Collaborative research and development and contract services	$1,875	$1,520	$7,929	$6,083
License fees and milestones	895	0	1,679	258

Total revenues	2,770	1,520	9,608	6,341

Operating expenses:
Research and development	21,897	13,379	77,893	48,189
General and administrative	3,645	1,504	13,531	8,184
Acquired in-process research and development	—	—	94,532	—

Total operating expenses	25,542	14,883	185,956	56,373

Loss from operations	(22,772)	(13,363)	(176,348)	(50,032)
Other income (expense):
Interest income	972	303	2,749	1,483
Interest expense	(351)	(59)	(506)	(247)

Net loss	$(22,151)	$(13,119)	$(174,105)	$(48,796)

Net loss per share:
Basic and diluted	$(0.41)	$(0.50)	$(3.69)	$(1.91)

Weighted average shares	53,863	26,398	47,162	25,516

VICURON PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$113,361	$28,271
Marketable securities	52,796	34,034
Accounts receivable, net	5,533	—
Prepaid expenses and other current assets	6,329	5,451

Total current assets	178,019	67,756
Property, plant and equipment	43,757	4,875
Intangible assets, net	23,373	—
Long-term receivables	9,787	—
Long-term marketable securities-restricted	3,232	—
Other assets	330	105

Total assets	$258,498	$72,736

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,986	$6,491
Accrued liabilities	15,085	11,098
Current portion of long term debt	2,360	3,500
Current portion of deferred revenue	1,068	1,519

Total current liabilities	32,499	22,608
Long-term debt, less current portion	7,493	698
Deferred revenue, less current portion	1,750	500
Other long-term liabilities	2,973	264

Total liabilities	44,715	24,070

Stockholders’ equity:
Common stock	54	26
Additional paid-in capital	518,275	202,365
Deferred stock compensation	(454)	(1,171)
Accumulated other comprehensive income	22,631	65
Accumulated deficit	(326,723)	(152,619)

Total stockholders’ equity	213,783	48,666

Total liabilities and stockholders’ equity	$258,498	$72,736